First Amendment to
                         Gardner Lewis Asset Management
                       Investment Advisor's Code of Ethics


This First Amendment to Gardner Lewis Asset Management Investment Advisor's Code of Ethics ("First Amendment") is made effective this 28th day of June 2001.

                                   WITNESSETH:

WHEREAS, Gardner Lewis Asset Management ("GLAM") adopted that certain Gardner Lewis Asset Management Investment Advisor's Code of Ethics dated June 28, 2000 ("Code of Ethics"), the terms and definitions of which are incorporated herein by reference; and

WHEREAS, GLAM desires to modify the Code of Ethics to added a section dealing with privacy and a section providing procedures to disclaim Beneficial Ownership in Securities held by Immediate Family members.

NOW, THEREFORE, GLAM hereby modifies and amends the Code as follows:

1.        The following new Section IX is added to the Code of Ethics:

IX. Privacy Gardner Lewis Asset Management considers the privacy of the firm's clients to be an important aspect of the firm's advisory process. Therefore, it is the policy of Gardner Lewis that:

(1) Access to personal and account information about the firm's clients should be limited to those employees who need to know the information to service the particular accounts; and

(2) No employee should disclose or reveal any personal non-public client information to anyone outside the firm unless such information is required to execute a transaction for the client's account, is required to be disclosed by law or court order, or is disclosed or revealed at the request or consent of the client. Any questions regarding disclosing or revealing client information should be directed to the Compliance Officer.

2.        The following new Section X is added to the Code of Ethics:

"X. Disclaiming Beneficial Ownership An Access Person is presumed to have a Beneficial Ownership in any Security held by a member of the Access Person's Immediate Family sharing the same household. This presumption may be rebutted if the Access Person can prove to the satisfaction of the Compliance Officer that such Access Person has no direct or indirect pecuniary interest in the Security. Access Persons may send the form attached as Exhibit E (Certification of No Beneficial
          Ownership)  to  the  Compliance   Officer  to  disclaim  a  Beneficial
          Ownership and rebut the presumption. The Compliance Officer in deciding whether any Access Person has proven to the Compliance Officer's satisfaction that the Access Person has no direct or indirect pecuniary interest may request additional information from the requesting Access Person. Any decision by the Compliance Officer shall be in accordance with, and subject to, the definition of "beneficial owner" as found in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. The Compliance Officer shall provide the requesting Access Person with a written response containing the Compliance Officer's decision."

3. The following new definitions are added to Section I, Definitions, of the Code of Ethics as subsection L and M:

        "L.   "Immediate   Family"  of  an  Access   Person  means  any  child,
               stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

         M.    A  "pecuniary  interest"  means  the  opportunity,   directly  or
               indirectly, to profit or share in any profit derived from a transaction in a Security"

4. A new Exhibit E, attached hereto and made a part hereof, is added to the Code of Ethics.

Except as expressly modified or amended herein, all other terms and provisions of the Code of Ethics shall remain in full force and effect.

                                    Exhibit E

                    CERTIFICATION OF NO BENEFICIAL OWNERSHIP

     I, the undersigned Access Person, have read the Gardner Lewis Asset Management's Code of Ethic ("Code of Ethics") regarding "Beneficial Ownership" and understand that there is a presumption that I have a Beneficial Ownership in Securities owned by a member of my Immediate Family sharing the same household as me. Therefore I understand that transactions involving such Securities may be subject to the Code of Ethics, including certain reporting requirements. I hereby request the accounts listed below be exempt from the reporting requirements of the Code of Ethics on grounds that I have no Beneficial Ownership (as defined in the Code of Ethics). In furtherance of my request, I hereby certify that with respect to the accounts listed below the following (initial appropriate statements):

____ 1. I do not own individually or jointly with others any of the Securities held in the accounts listed below.

____ 2. I do not possess or exercise decision making authority over the accounts listed below.

____ 3. I do not act as a broker or investment adviser representative for the accounts listed below.

____ 4. I am not currently aware of the specific individual Securities in the accounts listed below.

____ 5. I do not have any pecuniary interest (as defined in the Code of Ethics) in the accounts listed below.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household but I have no Beneficial Ownership in such accounts:

 Account Name       Relationship          Account #              Brokerage Firm
 ------------       ------------          ---------              --------------








     I agree to immediately notify the Code of Ethics' Compliance Officer if any of the information I have provided with this certification becomes inaccurate, incomplete or otherwise not true.


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     Access Person's Signature

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     Print Name

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     Date